Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 2, 2021, Assurant, Inc. (the “Company”) completed the sale of the legal entities which comprise the businesses previously reported as the Global Preneed segment and certain businesses previously disposed of through reinsurance (collectively, the “disposed Global Preneed business”) to subsidiaries of CUNA Mutual Group (“CUNA”) for a base purchase price of $1.25 billion, subject to certain purchase price adjustments at closing (the “Sale”). Following the entry into a definitive agreement in March 2021 to sell the disposed Global Preneed business to CUNA, the disposed Global Preneed business was classified as held for sale and was reported as discontinued operations beginning in the first quarter of 2021.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes reflect the impact of the Sale as if it occurred: on June 30, 2021 for the unaudited pro forma condensed consolidated balance sheet as of June 30, 2021; and on January 1, 2018 for the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021 and the years ended December 31, 2020, 2019 and 2018. In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the transaction accounting adjustments for the Sale consist of those necessary to account for the disposal of the disposed Global Preneed business.

The unaudited pro forma condensed consolidated financial statements and accompanying notes are based on information currently available, are provided for illustrative purposes only and are not intended to reflect what the Company’s actual results of operations or financial position would have been had the Sale occurred on the dates indicated above, nor is it necessarily indicative of the Company’s future results of operations or financial position after the Sale. Actual and future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read in conjunction with the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and the historical audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Assurant, Inc.

Pro Forma Condensed Consolidated Balance Sheet (unaudited)

	As of June 30, 2021
(in millions, except share amounts)	Historical	Disposed Global Preneed Business (a)	Transaction Accounting Adjustments	Notes	Pro Forma
Assets
Investments:
Fixed maturities available for sale, at fair value	$6,574.0	$—	$—		$6,574.0
Equity securities at fair value	305.4	—	—		305.4
Commercial mortgage loans on real estate, at amortized cost	177.9	—	—		177.9
Short-term investments	147.6	—	—		147.6
Other investments	689.1	—	—		689.1

Total investments	7,894.0	—	—		7,894.0

Cash and cash equivalents	2,746.0	—	1,306.3	(b)	4,052.3
Premiums and accounts receivable, net	1,693.6	—	—		1,693.6
Reinsurance recoverables	6,708.8	—	—		6,708.8
Accrued investment income	62.4	—	—		62.4
Deferred acquisition costs	8,136.6	—	—		8,136.6
Property and equipment, at cost less accumulated depreciation	495.2	—	—		495.2
Goodwill	2,588.7	—	—		2,588.7
Value of business acquired	841.3	—	—		841.3
Other intangible assets, net	654.4	—	—		654.4
Other assets	514.1	—	—		514.1
Assets held in separate accounts	11.6	—	—		11.6
Assets held for sale	13,648.1	(13,648.1)	—		—

Total assets	$45,994.8	$(13,648.1)	$1,306.3		$33,653.0

Liabilities
Future policy benefits and expenses	$1,338.2	$—	$—		$1,338.2
Unearned premiums	17,948.0	—	—		17,948.0
Claims and benefits payable	1,602.6	—	—		1,602.6
Commissions payable	742.3	—	—		742.3
Reinsurance balances payable	444.1	—	—		444.1
Funds held under reinsurance	359.3	—	—		359.3
Accounts payable and other liabilities	2,604.9	—	30.6	(c)	2,635.5
Debt	2,550.5	—	—		2,550.5
Liabilities related to separate accounts	11.6	—	—		11.6
Liabilities held for sale	12,484.9	(12,484.9)	—		—

Total liabilities	40,086.4	(12,484.9)	30.6		27,632.1
Stockholders’ Equity
Common stock, par value $0.01 per share	0.7	—	—		0.7
Additional paid-in capital	1,786.2	—	—		1,786.2
Retained earnings	3,640.3	—	726.8	(d) (e)	4,367.1
Accumulated other comprehensive income	604.0	—	(614.3)	(e)	(10.3)
Treasury stock, at cost	(122.8)	—	—		(122.8)

Total Assurant, Inc. stockholders equity	5,908.4	—	112.5		6,020.9

Non-controlling interest	—	—			—

Total equity	5,908.4	—	112.5		6,020.9

Total liabilities and equity	$45,994.8	$(12,484.9)	$143.1		$33,653.0

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

Assurant, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

	For the Six Months Ended June 30, 2021
(in millions, except per share amounts)	Historical	Disposed Global Preneed Business (f)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Net earned premiums	$4,256.2	$—	$—		$4,256.2
Fees and other income	548.4	—	2.8	(g)	551.2
Net investment income	159.2	—	—		159.2
Net realized gains on investments	11.1	—	—		11.1

Total revenues	4,974.9	—	2.8		4,977.7

Benefits, losses and expenses
Policyholder benefits	1,067.0	—	—		1,067.0
Amortization of deferred acquisition costs and value of business acquired	1,938.1	—	—		1,938.1
Underwriting, general and administrative expenses	1,482.9	—	2.8	(g)	1,485.7
Interest expense	57.2	—	—		57.2

Total benefits, losses and expenses	4,545.2	—	2.8		4,548.0

Income before provision for income taxes	429.7	—	—		429.7
Provision for income taxes	96.5	—	—		96.5

Net income from continuing operations	$333.2	$—	$—		$333.2

Earnings Per Common Share
Net income from continuing operations - Basic	$5.47	$—	$—		$5.47
Net income from continuing operations - Diluted	$5.41	$—	$—		$5.41
Weighted average common shares outstanding - Basic	60,096,711	—	—		60,096,711
Weighted average common shares outstanding - Diluted	61,554,002	—	—		61,554,002

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

Assurant, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

	For the Year Ended December 31, 2020
(in millions, except per share amounts)	Historical	Disposed Global Preneed Business (f)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Net earned premiums	$8,342.7	$(66.9)	$—		$8,275.8
Fees and other income	1,182.7	(142.5)	7.9	(g)	1,048.1
Net investment income	574.9	(289.3)	—		285.6
Net realized losses on investments	(16.2)	8.0	—		(8.2)
Amortization of deferred gain on disposal of businesses	10.7	(8.6)	—		2.1

Total revenues	10,094.8	(499.3)	7.9		9,603.4

Benefits, losses and expenses
Policyholder benefits	2,549.3	(284.4)	—		2,264.9
Amortization of deferred acquisition costs and value of business acquired	3,672.0	(80.5)	—		3,591.5
Underwriting, general and administrative expenses	3,110.0	(62.1)	8.5	(g)	3,056.4
Goodwill impairment	137.8	(137.8)	—		—
Iké net losses	5.9	—	—		5.9
Interest expense	104.5	—	—		104.5

Total benefits, losses and expenses	9,579.5	(564.8)	8.5		9,023.2

Income before provision for income taxes	515.3	65.5	(0.6)		580.2
Provision for income taxes	72.6	(12.2)	(0.1)	(h)	60.3

Net income from continuing operations	$442.7	$77.7	$(0.5)		$519.9

Earnings Per Common Share
Net income from continuing operations - Basic	$7.04	$1.29	$(0.01)		$8.32
Net income from continuing operations - Diluted	$6.99	$1.23	$(0.01)		$8.21
Weighted average common shares outstanding - Basic	60,114,670	—	—		60,114,670
Weighted average common shares outstanding - Diluted	63,179,938	—	—		63,179,938

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

Assurant, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

	For the Year Ended December 31, 2019
(in millions, except per share amounts)	Historical	Disposed Global Preneed Business (f)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Net earned premiums	$8,020.0	$(61.2)	$—		$7,958.8
Fees and other income	1,311.2	(139.7)	—		1,171.5
Net investment income	675.0	(291.8)	—		383.2
Net realized gains on investments	66.3	(9.3)	—		57.0
Amortization of deferred gain on disposal of businesses	14.3	(15.7)	—		(1.4)

Total revenues	10,086.8	(517.7)	—		9,569.1

Benefits, losses and expenses
Policyholder benefits	2,654.7	(269.0)	—		2,385.7
Amortization of deferred acquisition costs and value of business acquired	3,322.1	(84.9)	—		3,237.2
Underwriting, general and administrative expenses	3,250.5	(64.0)	—		3,186.5
Iké net losses	163.0	—	—		163.0
Interest expense	110.6	—	—		110.6
Loss on extinguishment of debt	31.4	—	—		31.4

Total benefits, losses and expenses	9,532.3	(417.9)	—		9,114.4

Income before provision for income taxes	554.5	(99.8)	—		454.7
Provision for income taxes	167.7	(19.4)	—		148.3

Net income from continuing operations	$386.8	$(80.4)	$—		$306.4

Earnings Per Common Share
Net income from continuing operations - Basic	$5.87	$(1.29)	$—		$4.58
Net income from continuing operations - Diluted	$5.84	$(1.28)	$—		$4.56
Weighted average common shares outstanding - Basic	61,942,969	—	—		61,942,969
Weighted average common shares outstanding - Diluted	62,313,468	—	—		62,313,468

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

Assurant, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

	For the Year Ended December 31, 2018
(in millions, except per share amounts)	Historical	Disposed Global Preneed Business (f)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Net earned premiums	$6,156.9	$(58.4)	$—		$6,098.5
Fees and other income	1,308.1	(131.1)	—		1,177.0
Net investment income	598.4	(286.1)	—		312.3
Net realized losses on investments	(62.7)	26.9	—		(35.8)
Amortization of deferred gain on disposal of businesses	56.9	(53.6)	—		3.3

Total revenues	8,057.6	(502.3)	—		7,555.3

Benefits, losses and expenses
Policyholder benefits	2,342.6	(263.4)	—		2,079.2
Amortization of deferred acquisition costs and value of business acquired	2,300.8	(70.5)	—		2,230.3
Underwriting, general and administrative expenses	2,980.4	(58.1)	—		2,922.3
Interest expense	100.3	—	—		100.3

Total benefits, losses and expenses	7,724.1	(392.0)	—		7,332.1

Income before provision for income taxes	333.5	(110.3)	—		223.2
Provision for income taxes	80.9	(22.2)	—		58.7

Net income from continuing operations	$252.6	$(88.1)	$—		$164.5

Earnings Per Common Share
Net income from continuing operations - Basic	$4.00	$(1.49)	$—		$2.51
Net income from continuing operations - Diluted	$3.98	$(1.48)	$—		$2.50
Weighted average common shares outstanding - Basic	59,239,608	—	—		59,239,608
Weighted average common shares outstanding - Diluted	59,545,524	—	—		59,545,524

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

Assurant, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(a)	Reflects the disposition of assets and liabilities of the disposed Global Preneed business as if the Sale occurred on June 30, 2021.
(b)

Reflects the aggregate purchase price at the closing of the Sale (the “Closing”) of approximately $1.35 billion in cash, which was comprised of a base purchase price of $1.25 billion, adjusted for (i) the amount of Leakage (as defined in the Equity Purchase Agreement, dated as of March 8, 2021, by and among the Company, Interfinancial Inc., CMFG Life Insurance Company and TruStage Global Holdings, ULC (the “Equity Purchase Agreement”)) paid by the disposed Global Preneed business after December 31, 2020 and at or prior to the Closing, (ii) the amount of any Transaction Related Expenses (as defined in the Equity Purchase Agreement) paid by the disposed Global Preneed business after the Closing, (iii) the difference between the book value of certain assets in the disposed Global Preneed business’s investment portfolio as of December 31, 2020 and the value of cash paid in substitution for the fair market value of such assets and (iv) the accrual of interest on the base purchase price, as adjusted pursuant to clauses (i) to (iii), at a rate of 6% per annum during the period beginning on January 1, 2021 and ending on the date immediately prior to the date of the Closing. The purchase price is subject to a post-closing true-up mechanism as set forth in the Equity Purchase Agreement, which is expected to be determined within approximately 120 days from the date of the Closing. The net cash proceeds are net of $40.4 million of transaction costs associated with the Sale.

(c)

Reflects the estimated net income tax impact related to the estimated gain on the sale, excluding the portion of the gain that was recognized from accumulated other comprehensive income. The $30.6 million amount includes an income tax payable of $62.3 million, partially offset by a realization of deferred taxes of $31.7 million.

(d)

Reflects the estimated net gain on the Sale, including $112.5 million representing the net cash proceeds less the net assets of the disposed Global Preneed business and the recognition of $614.3 million from accumulated other comprehensive income as summarized in footnote (e) below. An estimated gain/loss is not included in the adjustments in the unaudited pro forma consolidated statements of operations as this amount will be included in discontinued operations in the consolidated statements of operations of the Company beginning in the third quarter of 2021.

(e)

Reflects the recognition of $614.3 million from accumulated other comprehensive income in retained earnings, comprised of $782.2 million of net unrealized gains on investments and $2.0 million of foreign currency translation adjustments. These adjustments are subject to $169.9 million of income tax expense.

(f)	Reflects the elimination of the results of the disposed Global Preneed business as if the Sale occurred on January 1, 2018.
(g)

Reflects the fee income earned and operating expense incurred in connection with the transition service agreement (“TSA”) between the Company and CUNA, which will expire two years after the Sale. As this adjustment relates to a new contractual arrangement, the effects are limited in the unaudited pro forma condensed consolidated statements of operations to the most recent full year and interim period presented.

(h)

Reflects an adjustment for the estimated income tax effect of the pro forma adjustments. The estimated tax effect on the pro forma adjustments was calculated using the historical statutory rate in effect for the period presented.